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                                                                   EXHIBIT 10.29

                                 AMENDMENT NO. 1
                                       TO
                            BURLINGTON RESOURCES INC.
                            2002 STOCK INCENTIVE PLAN


         The Burlington Resources Inc. 2002 Stock Incentive Plan (the "Plan") is hereby amended in the following respects:

          1. The last sentence of Section 8.2 of the Plan is amended to read in its entirety as follows:

         "If the Plan Administrator determines that any shares of Restricted Stock granted or to be granted under the Plan will be represented by the issuance of certificates, the Plan Administrator may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for such Restricted Stock may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period (as defined in Section 8.3) expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the Participant shall have delivered a stock power endorsed in blank relating to the shares of Restricted Stock."

          2. Section 8.8 of the Plan is amended to read in its entirety as follows:

          "8.8 The Plan Administrator shall in its discretion determine whether any shares of Restricted Stock granted or to be granted under the Plan will be represented by the issuance of a certificate for such shares registered in the name of the Participant (subject to Section 8.2) or will be represented by a book entry reflecting the grant to the Participant."

          3. The first sentence of Section 9.2 of the Plan is amended to read in its entirety as follows:

         "All certificates for shares issued in respect of Restricted Stock awards shall be subject to such stop-transfer orders and other restrictions as the Plan Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any applicable federal or state securities laws, and the Plan Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions."

                  Adopted by the Compensation Committee of the Board of Directors of Burlington Resources Inc. on December 17, 2003.


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                                 AMENDMENT NO. 2
                                       TO
                            BURLINGTON RESOURCES INC.
                            2002 STOCK INCENTIVE PLAN


                  The Burlington Resources Inc. 2002 Stock Incentive Plan is hereby amended as follows:

                  Section 3 is amended by adding the following new Section 3.5 at the end thereof:

                  "3.5. Notwithstanding anything in the Plan to the contrary, the Plan Administrator may at any time in its sole discretion accelerate the vesting and exercisability of all or any portion of any granted but unvested awards granted under the Plan, including without limitation stock options, stock appreciation rights and restricted stock, in connection with the termination of a Participant's employment with the Company or any of its Subsidiaries, and also may at any time in its sole discretion delegate the decision to accelerate such vesting and exercisability to the Company's Chief Executive Officer."

                  The date of adoption of this amendment by the Board of Directors of the Corporation is December 17, 2003.